UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 5, 2010

Brush Engineered Materials Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-15885	34-1919973
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6070 Parkland Blvd., Mayfield Hts., Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-486-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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On May 5, 2010, Brush Engineered Materials Inc. (the “Company”) held its 2010 Annual Meeting of Shareholders (the “Annual Meeting”). As of the record date there were 20,638,247 shares of common stock outstanding and entitled to vote on each matter presented for vote at the Annual Meeting. At the Annual Meeting, 19,176,212, or 92.9% of the outstanding common shares entitled to vote were represented in person or by proxy. Those shares were voted as follows (vote totals may not agree due to rounding of fractional shares):

1. The following individuals were nominated in 2010 to serve as directors until 2013. All nominees were elected. The results were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Joseph P. Keithley	15,493,400	1,269,231	2,413,582
Vinod M. Khilnani	13,530,863	3,231,768	2,413,582
William R. Robertson	13,029,733	3,732,898	2,413,582
John Sherwin, Jr.	13,042,588	3,720,043	2,413,582

2. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the 2010:

Votes For	Votes Against	Abstentions
18,506,915	638,414	30,883

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brush Engineered Materials Inc.

May 10, 2010	By:	/s/Michael C. Hasychak

Name: Michael C. Hasychak
Title: Vice President, Treasurer and Secretary